CODE OF ETHICS
                  (AS AMENDED ON JULY 26, 2000)


     Nicholas Limited Edition, Inc., an investment company

registered under the Investment Company Act of 1940, as amended,

hereby adopts the following Code of Ethics governing the conduct of personal trading by persons associated with it.  The purpose of this Code of Ethics is to foster compliance with applicable federal regulatory requirements and to eliminate transactions suspected of being in conflict with the best interests of the

Fund.


1.   DEFINITIONS.
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     A.   ACCESS PERSON.  As used in this Code, the term
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          "Access Person" shall mean any director or officer of

          the Fund, or any employee of the investment adviser to

          the Fund who, in connection with his or her regular

          functions or duties, makes, participates in, or obtains

          information regarding the purchase or sale of a

          security by the Fund, or whose functions relate to the

          making of an recommendation with respect to such

          purchases or sales.

     B.   FUND.  As used in this Code, the term "Fund" shall
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          mean Nicholas Limited Edition, Inc.

     C.   BENEFICIAL OWNERSHIP.  As used in this Code, the
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          term "beneficial ownership" shall be interpreted in the

          same manner as it would be in determining whether a

          person is subject to the provisions of Section 16 of

          the Securities Exchange Act of 1934, as amended

          ("Exchange Act"), and the rules and regulations

          thereunder.  Pursuant to Rule 16a-1(a)(2) under the

          Exchange Act, the term "beneficial owner" shall mean

          any person who, directly or indirectly, through any

          contract, arrangement, understanding, relationship, or

          otherwise, has or shares:  (1) a direct or indirect

          pecuniary interest in a security; (2) voting power,

          which includes the power to vote, or to direct the

          voting of, such security; and/or (3) investment power,

          which includes the power to dispose, or to direct the

          disposition of, such security.  For example, close

          family or business relationships may give rise to a

          degree of influence of one person over the voting or

          investment decisions of another such as to result in

          shared beneficial ownership.  Typically, ownership of

          securities by a spouse, minor child or a trust of which

          an Access Person is grantor, beneficiary or trustee,

          will be deemed beneficial ownership of those securities

          by the related Access Person.

     D.   SECURITY.  As used in this Code, except as
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          otherwise provided herein, the term "security" shall

          mean a "Covered Security" as defined in Section

          2(a)(36) of the Investment Company Act, except that it

          shall not include:  (1) direct obligations of

          Government of the United States; (2) bankers'

          acceptances, bank certificates of deposit, commercial

          paper and high quality short-term debt instruments,

          including repurchase agreements; and (3) shares issued

          by open-end investment companies registered under the

          Investment Company Act.

2.   PROHIBITED ACTIVITIES.
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     A.   UNLAWFUL ACTIONS:  No Access Person shall in
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          connection with the purchase or sale of a "Security

          Held or To Be Acquired" by the Fund:

          (1)  Employ any device, scheme or artifice to

               defraud the Fund;

          (2)  Make to the Fund any untrue statement of

               a material fact or omit to state to the Fund any

               material fact necessary in order to make the

               statements made, in light of the circumstances

               under which they are made, not misleading;

          (3)  Engage in any act, transaction,

               practice, or course of business which operates or

               would operate as a fraud or deceit upon the Fund;

               or

          (4)  Engage in any manipulative practice with

               respect to the Fund.

          For purposes of this Section 2A, a "Security Held

          or to Be Acquired" by the Fund shall mean any Covered

          Security which, within the most recent 15 days:  (a) is

          or has been held by the Fund; or (b) is being or has

          been considered by the Fund or its investment adviser

          for purchase by the Fund.  In addition, the securities

          subject to the foregoing anti-fraud provisions include

          any option to purchase or sell, and any security that

          is exchangeable for or convertible into, any Covered

          Security that is held or to be acquired by the Fund.

     B.   BLACKOUT PERIOD FOR SECURITY TRANSACTIONS.  No
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          Access Person shall purchase or sell, directly or

          indirectly, for his/her own account, or acquire any

          beneficial ownership in, any security which has been

          purchased or sold within the preceding fifteen (15)

          days by the Fund or which to his/her knowledge will be

          purchased or sold within the succeeding fifteen (15)

          days by the Fund unless such purchase or sale is

          approved in writing by Albert O. Nicholas, David O.

          Nicholas or Jeffrey T. May, or a person delegated by

          either of the foregoing, prior to the effectuation of

          such purchase or sale.  A copy of such written approval

          shall be retained for a period of at least five (5)

          years.

     C.   No Access Person shall purchase any security from,

          or sell any security to, the Fund, unless the sale or

          purchase involves solely securities of which the issuer

          is the Fund.



3.   PRE-APPROVAL OF INVESTMENTS IN IPOS AND LIMITED OFFERINGS.
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          All Fund Investment Personnel must obtain approval from

     the Fund's investment adviser, Nicholas Company, Inc.

     (either Albert O. Nicholas, David O. Nicholas or Jeffrey T.

     May, or a person delegated by any of the foregoing) before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited

     Offering.  For purposes of this requirement, the following definitions set forth in Rule 17j-1 shall apply:

     INVESTMENT PERSONNEL shall mean (1) any employee of the Fund (or any company in control of the Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and (2) any natural person who controls the Fund and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

     INITIAL PUBLIC OFFERING shall mean an offering of securities under the Securities Act of 1933, as amended ("Securities
     Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

     LIMITED OFFERING shall mean an offering that is exempt from registration under the Securities Act pursuant to Section
     4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 and
     Rule 506 under the Securities Act.

4.   REPORTING.
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     A.   INITIAL HOLDINGS REPORTS.  No later than ten (10)
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          days after a person becomes an Access Person of the

          Fund, he/she must provide an Initial Holdings Report to

          the Fund which contains the following information:  (1)

          the title, number of shares and principal amount of

          each Covered Security in which the Access Person had

          any direct or indirect beneficial ownership when the

          person became an Access Person; (2) the name of any

          broker, dealer or bank with whom the Access Person

          maintained an account in which any securities (not

          limited solely to Covered Securities) were held for the

          direct or indirect benefit of the Access Person as of

          the date the person became an Access Person; and (3)

          the date that the report is submitted by the Access

          Person.

     B.   QUARTERLY TRANSACTION REPORTS.  Within ten (10)
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          days of the end of each calendar quarter of the Fund,

          each Access Person shall submit a Quarterly Transaction

          Report.

               The Quarterly Transactions Report shall contain the following information: (1) with respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

               (a)  the date of the transaction,
                    the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered
                    Security involved;

               (b)  the nature of the transaction
                    (i.e., purchase, sale or any other type of acquisition or disposition);

               (c)  the price of the Covered
                    Security at which the transaction was
                    effected;

               (d)  the name of the broker, dealer
                    or bank through which the transaction was effected; and

               (e)  the date that the report is
                    submitted by an Access Person.

          (2) with respect to any account established by the Access Person in which any securities (not limited solely to Covered Securities) were held during the quarter for the direct or indirect benefit of the Access Person:

               (a)  the name of the broker, dealer
                    or bank with whom the Access Person
                    established the account;

               (b)  the date the account was
                    established; and

               (c)  the date that the report is
                    submitted by the Access Person.

     C.   ANNUAL HOLDINGS REPORT.  Annually, each Access
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          Person shall submit an Annual Holdings Report

          containing the following information:  (1) the title,

          number of shares and principal amount of each Covered

          Security in which the Access Person had any direct or

          indirect beneficial ownership; and (2) the name of any

          broker, dealer or bank with whom the Access Person

          maintains an account in which any securities (not

          limited solely to Covered Securities) are held for the

          direct or indirect benefit of the Access Person; and

          (3) the date that the report is submitted by the Access

          Person.

     D.   EXCEPTIONS FROM REPORTING REQUIREMENTS.
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          (1)  A person who qualifies as an Access Person

          solely because he is a director of the Fund is not

          required to file the report required by subparagraphs

          (A) and (C) hereof if such person  is not an

          "interested" director of the Fund, as "interested" is

          defined in Section 2(a)(19) of the Investment Company

          Act of 1940, as amended; and

          (2)  A director of the Fund who is not an

          "interested person" of the Fund (as defined above) need

          not make a Quarterly Transaction Report as required by

          subparagraph (B) hereof if he/she does not know, or in

          the ordinary course of fulfilling his/her official

          duties as a director is not charged with knowing, that

          during the 15-day period immediately preceding or

          following a transaction in a Covered Security by such

          director, the Fund purchased or sold, or the Fund or

          its investment adviser considered purchasing or

          selling, the same security.  Thus, a disinterested

          director only must file a Quarterly Transaction Report

          if he/she had, or should have had, actual or imputed

          knowledge at the time he/she entered into his/her

          transaction that (i) the Fund had engaged in a

          transaction in the same security within the last

          fifteen (15) days, or is engaging in such transaction

          or is going to engage in such transaction in the same

          security in the next fifteen (15) days, or (ii) the

          Fund or its investment adviser has within the last

          fifteen (15) days considered a transaction in the same

          security or is considering a transaction in the

          security or within the next fifteen (15) days is going

          to consider a transaction in the security; and

          (3)  An Access Person need not make any

          reports pursuant to this Section 4 with respect to

          transactions in Covered Securities over which the

          person has no direct or indirect influence or control.

5.   ADMINISTRATION OF CODE OF ETHICS.
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     A.   The Fund shall adopt procedures reasonably

          necessary to ensure compliance with the provisions of

          the Code, including procedures regarding Notification

          of Reporting Obligations (as required by Rule 17j-

          1(d)(4)), Review of Reports (as required by 17j-

          1(d)(3)), and Record Keeping Requirements (as required

          by Rule 17j-1(f)).

     B.   At least once a year, management of the Fund shall

          provide the Board of Directors of the Fund with an

          Annual Issues and Certification Report as required by

          Rule 17j-1(c)(2)(ii) of the Investment Company Act.

6.   SANCTIONS.  Mr. Jeffrey T. May, or another person designated
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     by the Board of Directors, shall review all reports submitted,

     and shall determine if any violations of the Code of Ethics have occurred.  If a violation of this Code of Ethics occurs, Albert

     O. Nicholas or the Board of Directors of the Fund may impose such sanctions as they deem appropriate in the circumstances,

     including termination of employment of the violator.